November 22, 2010

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Receipts representing
one hundred sixty deposited shares of
 Orbital Corporation Limited
(Form F-6, Registration No.  333-13466)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the change in number of ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the
Prospectus consists of the ADR certificate with the revised ratio for Orbital Corporation Limited.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective November 22, 2010 the ratio has changed to One (1) American Depositary Share represents Sixteen (16) deposited Shares.

Please contact me with any questions or comments at 212 815-2729

Mark Gendler
Senior Associate
The Bank of New York Mellon - ADR Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)